EXHIBIT 21.1

LIST OF SUBSIDIARIES
Enterprise Products Partners L.P.

Acadian Acquisition, LLC, a Delaware limited liability company
Acadian Consulting, LLC, a Delaware limited liability company
Acadian Gas LLC, a Delaware limited liability company
Acadian Gas Pipeline System, a Texas general partnership
Belvieu Environmental Fuels, a Texas general partnership
Cajun Pipeline Company, LLC, a Texas limited liability company
Calcasieu Gas Gathering System, a Texas general partnership
Chunchula Pipeline Company, LLC, a Texas limited liability company
Cypress Gas Marketing, LLC, a Delaware limited liability company
Cypress Gas Pipeline, LLC, a Delaware limited liability company
Deep Gulf Development, LLC, a Delaware limited liability company
E-Cypress, LLC, a Delaware limited liability company
E-Oaktree, LLC, a Delaware limited liability company
Enterprise Fractionation LLC, a Delaware limited liability company
Enterprise Gas Liquids LLC, a Texas limited liability company
Enterprise Gas Processing LLC, a Delaware limited liability company
Enterprise Lou-Tex NGL Pipeline L.P., a Texas limited partnership
Enterprise Lou-Tex Propylene Pipeline L.P., a Texas limited partnership
Enterprise NGL Pipelines, LLC, a Delaware limited liability company
Enterprise NGL Private Lines & Storage LLC, a Delaware limited liability company
Enterprise Norco LLC, a Delaware limited liability company
Enterprise Offshore Development, LLC, a Delaware limited liability company
Enterprise Products GTM, LLC, a Delaware limited liability company
Enterprise Products Management, LLC, a Delaware limited liability company
Enterprise Products OLPGP, Inc., a Delaware corporation
Enterprise Products Operating L.P., a Delaware limited liability company
Enterprise Products Texas Operating L.P., a Texas limited partnership
Enterprise Terminalling L.P., a Texas limited partnership
Enterprise Terminals & Storage, LLC, a Delaware limited liability company
EPOLP 1999 Grantor Trust, a trust formed under Texas law
Evangeline Gulf Coast Gas, LLC, a Delaware limited liability company
Grande Isle Pipeline LLC, a Delaware limited liability company
HSC Pipeline Partnership, L.P., a Texas limited partnership
Mapletree, LLC, a Delaware limited liability company
MCN Acadian Gas Pipeline, LLC, a Delaware limited liability company
MCN Pelican Interstate Gas, LLC, a Delaware limited liability company
MCN Pelican Transmission LLC, a Delaware limited liability company
Mid-America Pipeline Co., LLC, a Delaware limited liability company
Moray Pipeline Company, LLC, a Delaware limited liability company
Neches Pipeline System, a Texas general partnership
Norco-Taft Pipeline, LLC, a Delaware limited liability company
Olefins Terminal Corporation, a Delaware corporation
Pontchartrain Natural Gas System, a Texas general partnership
Port Neches GP, LLC, a Texas limited liability company
Port Neches Pipeline L.P. a Texas limited partnership
Propylene Pipeline Partnership, L.P., a Texas limited partnership
Sabine Propylene Pipeline L.P., a Texas limited partnership
Sailfish Pipeline Company, L.L.C., a Delaware limited liability company
Seminole Pipeline Company, a Delaware corporation
Sorrento Pipeline Company, LLC, a Texas limited liability company
Tejas-Magnolia Energy, LLC, a Delaware limited liability company
TXO-Acadian Gas Pipeline, LLC, a Delaware limited liability company
Venice Pipeline LLC, a Delaware limited liability company
Wilprise Pipeline Company, LLC, a Delaware limited liability company